Exhibit 99.1

Investor Relations Contact:	Media Contact:
Robert J. Vill	Jane Randel
Vice President – Finance and Treasurer	Vice President, Corporate Communications
Liz Claiborne Inc.	Liz Claiborne Inc.
201.295.7515	212.626.3408
LIZ CLAIBORNE INC. REPORTS 3RD QUARTER AND NINE MONTH SALES AND EPS
New York, NY October 30, 2007 – Liz Claiborne Inc. (NYSE:LIZ) announced today earnings for the third quarter and nine months of 2007. These results reflect financial performance substantially below that of the year ago period, but in line with management’s forecasts, with strong performance in the Direct Brands segment and continued weak results in the Partnered Brands segment. The initiatives identified in the turnaround plan announced on July 11th remain on track, as the Company is ahead of its cost reduction targets for fiscal 2008 with $130 million implemented or well under way and is also ahead of schedule on the process for the 16 brands under strategic review.
For the third quarter of 2007, diluted earnings per share (“EPS”) were $0.33 compared to diluted EPS of $0.93 for the third quarter 2006. Net sales for the third quarter 2007 were $1.263 billion, a decrease of 3.9% from the comparable 2006 period.
Adjusted diluted EPS for the third quarter 2007 were $0.63 compared to adjusted diluted EPS of $1.01 for the third quarter 2006. These results are adjusted to exclude the impact of expenses resulting from the Company’s previously announced plans to streamline its operations in 2007 and 2006, the loss related to the disposition of its Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands (which are presented as discontinued operations for the periods presented) and the non-cash charge associated with the impairment of its Ellen Tracy trademark, but include the results of discontinued operations.
For the nine months of 2007, diluted earnings per share were $0.62 compared to diluted EPS of $1.75 for the comparable 2006 period. Net sales for the nine months of 2007 were $3.455 billion, a decrease of 1.3% from the comparable 2006 period.
Adjusted diluted EPS for the nine months of 2007 were $1.10, compared to adjusted diluted EPS of $2.05 for the comparable 2006 period. These results are adjusted to exclude the impact of expenses resulting from the Company’s previously announced plans to streamline its operations in 2007 and 2006, the loss related to the disposition of its Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands and the non-cash charge associated with the impairment of its Ellen Tracy trademark, but include the results of discontinued operations.
The Company believes that the adjusted results for the quarter and nine months of 2007 and the adjusted projected results for fiscal 2007 in this release provide a meaningful presentation of its historical and projected operations and financial performance and will allow for a meaningful comparison with historical results. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information”, provide a full reconciliation of actual results to the adjusted results.
William L. McComb, Chief Executive Officer of Liz Claiborne Inc., said: “The initiatives identified in the turnaround of Liz Claiborne Inc. are fundamentally on track. While third quarter 2007 results are tough to look at, particularly compared to last year, they are consistent with what we forecasted back in May when we announced the significant changes in our earnings outlook for 2007.”
Mr. McComb continued, “Importantly, we are satisfied with the progress on all five initiatives laid out on July 11th as our Designed-to-Win strategy, some of which are proceeding ahead of schedule. In fact, we have accelerated the strategic review process on the 16 brands and aggressively increased our cost reduction initiatives. We are particularly pleased with our Direct Brands portfolio, which included an out-sized performance at Juicy Couture, solid profitability at Lucky Brand and strong fundamentals at Kate Spade. Our Mexx Europe business saw weak sales and profits, but made substantial progress in launching dramatic initiatives to improve their operation over the next 6 quarters—spanning product, cost structure, and talent deployment. In this sense, Mexx Europe is engaged in the same kind of turnaround that the overall corporation has initiated. While our Partnered Brands segment continues to challenge the overall performance picture, we are near completion on detailed merchandising, product design, and partnering initiatives to address the core Liz Claiborne brand specifically.”
Mr. McComb added, “There’s no question the macroeconomic headwinds will pose ongoing pressure during our turnaround, and to the retail industry at large. However, we remain confident in our strategy of focusing on powerful brands with strong direct-to-consumer paths, while improving our legacy wholesale businesses and aggressively managing our cost structure. We will maintain our financial flexibility while prudently executing our plan.”
Mr. McComb concluded, “Regarding our 2007 outlook, we are revising the fiscal 2007 guidance we provided in July, primarily reflecting the impact of the brands under strategic review. Fiscal 2007 guidance excluding brands under strategic review is essentially unchanged.”
FISCAL 2007 OUTLOOK
For fiscal 2007, we are projecting net sales to be down low single digits compared to fiscal 2006, an adjusted operating margin in the range of 6.8% to 7.1% and adjusted EPS in the range of $1.70 - $1.80, down from a range of $1.90 — $2.00. Approximately $0.15 of the decline is due to the impact of the reduced financial outlook for, and the earlier than expected sale of, the brands under review, while an additional $0.04 of the decline is due to the increased investment in marketing for our Direct Brands.
It is important to note that this guidance excludes the impact of expenses associated with our streamlining initiatives in the nine months of 2007 (which amounted to $0.39 per share), additional streamlining expenses we expect to incur for the balance of the year, the loss related to the disposition of our Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands (which amounted to $0.02 per share) and the non-cash charge associated with the impairment of our Ellen Tracy trademark (which amounted to $0.07 per share). This guidance also excludes the potential impact of any acquisition or additional divestiture. Foreign currency exchange rates are projected to increase 2007 net sales by approximately 2% and 2007 EPS by approximately $0.04.

FISCAL 2008 OUTLOOK
We remain confident that the strategies we outlined in July will drive sustained improvement in operating performance in 2008 and beyond. The fiscal 2008 preliminary outlook we provided in July did not assume a robust economy, but it also did not assume the challenging macroeconomic environment we are now facing. Economic uncertainty, warm weather and low levels of mall traffic have all contributed to weak sales for retailers during 2007. The financial framework presented at our Analyst Day on July 11th remains management’s guidance for decisions around resource management, cost reductions and capital allocation. As we execute this plan, we will continue to monitor the external environment throughout the fourth quarter of 2007 and assess its impact on fiscal 2008. We will provide an updated fiscal 2008 outlook in the first quarter of 2008.
The Company will sponsor a conference call today at 10:00 am EDT to discuss its third quarter 2007 results. The dial-in number is 1-888-694-4676 with passcode 9318774. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Liz Claiborne website at www.lizclaiborneinc.com. An archive of the webcast will be available through Wednesday, November 14, 2007. Additional information on the results of the Company’s operations is available on Form 10-Q for the third quarter 2007, which will be filed today with the Securities and Exchange Commission.
OPERATING SUMMARY
•	In the second quarter of 2007, the Company revised its segment reporting structure to reflect the strategic realignment of its businesses, reflecting a brand-focused approach. Prior periods have been conformed to the current period’s presentation. The Company has aggregated its brand-based activities into two reporting segments as follows:
—	The Direct Brands segment – consists of the specialty retail, outlet, wholesale apparel, wholesale non-apparel (including accessories, jewelry, handbags and fragrances), e-commerce and licensing operations of the Company’s four retail-based brands: Mexx, Juicy Couture, Lucky Brand and Kate Spade.

—	The Partnered Brands segment – consists of the wholesale apparel, wholesale non-apparel, outlet, specialty retail, e-commerce and licensing operations for the Company’s owned and licensed wholesale-based brands, including the Company’s non-Direct Brand fragrances.
As discussed above, the Company also completed the sale of its Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands, which are presented as discontinued operations for all periods presented.

•	Net sales in the third quarter decreased 3.9% to $1.263 billion. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $31 million, or 2.4%, during the quarter. Net sales for our segments are provided below:
—     Direct Brands segment net sales increased 18.0% in the third quarter to $629 million.
—     Partnered Brands segment net sales decreased 18.8% in the third quarter to $634 million.

•	Net sales for our Direct Brands segment in the third quarter were as follows:
—	Mexx – $365 million, a 6.3% increase compared to last year. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $339 million, a 1.5% decrease compared to last year.

—	Lucky Brand — $109 million, an 11.5% increase compared to last year.

—	Juicy Couture — $135 million, a 47.7% increase compared to last year.

—	Kate Spade (acquired December 2006) — $20 million.
•	Operating income in the third quarter was $70 million (5.5% of net sales) compared to $153 million (11.7% of net sales) in 2006. Adjusted operating income in the third quarter, excluding the costs associated with our streamlining activities and the non-cash charge associated with the impairment of our Ellen Tracy trademark, but including the results of discontinued operations, was $118 million (9.1% of adjusted net sales) compared to $174 million (12.7% of net sales) in 2006. Operating income for our business segments are provided below:
—	Direct Brands segment operating income in the third quarter was $87 million (13.8% of net sales), compared to $83 million (15.5% of net sales) in 2006. Direct Brands segment adjusted operating income in the third quarter was $95 million (15.1% of net sales) compared to $90 million (16.9% of net sales) in 2006.

—	Partnered Brands segment operating loss in the third quarter was $17 million ((2.7) % of net sales), compared to operating income of $70 million (9.0% of net sales) in 2006. Partnered Brands segment adjusted operating income in the third quarter was $23 million (3.5% of adjusted net sales) compared to $84 million (10.0% of net sales) in 2006.
•	Expenses associated with our streamlining initiatives were $32 million in the third quarter of 2007 compared to $13 million in the third quarter of 2006.

•	We repurchased approximately 3.0 million shares for $100 million in the third quarter and have approximately $48 million remaining on our share repurchase authorization.

•	Inventories increased 7.4% to $726 million, at quarter-end compared to quarter-end 2006, primarily due to retail expansion and the addition of our Liz & Co., Concepts and Kate Spade businesses. The impact of foreign currency exchange rates increased inventories by $23 million, or 3.4%, at quarter-end 2007.

•	Cash flow from operating activities for the latest twelve months was $326 million.

•	We ended the quarter with $112 million in cash and marketable securities and with $977 million of debt outstanding. Our total debt to total capital ratio was 32.2% at the end of the third quarter compared to 26.4% in 2006, primarily reflecting the impact of share repurchases, capital expenditures and acquisition-related payments over the last 12 months.
THIRD QUARTER RESULTS
Overall Results
Net sales for the quarter decreased 3.9% to $1.263 billion, due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. The addition of $20 million of sales from our Kate Spade brand (acquired December 2006) increased net sales by approximately 1.5% during the quarter. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $31 million, or 2.4%, during the quarter.
Gross profit as a percent of net sales was flat at 48.3% in 2007 compared to 2006, principally reflecting a decreased gross profit rate in our Partnered Brands segment due to higher levels of retailer support, primarily offset by an increased proportion of sales from our Direct Brands segment, which runs at a higher gross profit rate than the company average.
Selling, General & Administrative expenses (“SG&A”) as a percent of net sales was 41.8%, compared to 36.6% in the third quarter of 2006, primarily reflecting an increased SG&A rate in our Partnered Brands segment resulting from the de-leveraging impact of decreased wholesale net sales in addition to higher expenses associated with our streamlining activities.
Trademark Impairment as a percent of net sales was 1.0% reflecting a $12 million non-cash charge resulting from the impairment of the Ellen Tracy trademark, a brand that is under strategic review.

Operating income was $70 million (5.5% of net sales) in the third quarter of 2007 compared to $153 million (11.7% of net sales) in the third quarter of 2006. Adjusted operating income in the third quarter, excluding the costs associated with our streamlining activities and the non-cash impairment charge but including the results of discontinued operations, was $118 million (9.1% of adjusted net sales) compared to $174 million (12.7% of net sales) in 2006. The impact of foreign currency exchange rates in our international businesses increased operating income by approximately $3 million during the quarter.
The income tax rate in the third quarter of 2007 increased to 41.7% from 36.5% in the third quarter of 2006, primarily due to a shift in earnings to jurisdictions with higher statutory tax rates and the impact of discrete tax items in both domestic and foreign tax jurisdictions.
Net income in the third quarter of 2007 decreased to $33 million from $95 million in the third quarter of 2006. Diluted EPS decreased 64.5% to $0.33 in the third quarter of 2007 from $0.93 in the third quarter of 2006. Adjusted diluted EPS in 2007, excluding the expenses associated with our streamlining activities, the loss related to the disposition of our Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands and the non-cash impairment charge but including the results of discontinued operations were $0.63 compared to adjusted diluted EPS of $1.01 in the third quarter of 2006.
Segment Highlights
Direct Brands
Net sales in our Direct Brands segment in the third quarter were $629 million, increasing $96 million, or 18.0%.
Net sales for Mexx were $365 million, a 6.3% increase compared to 2006. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $339 million, a 1.5% decrease compared to last year, primarily due to decreases in our Mexx Europe retail business, partially offset by increases in our Mexx Canada retail business.
— We ended the quarter with 137 specialty stores, 84 outlets and 306 concessions, reflecting the net addition over the last 12 months of 10 specialty stores, 1 outlet store and 18 concessions;

— Average retail square footage in the third quarter was approximately 1.345 million square feet, a 5% increase compared to 2006;

— Sales per square foot for comparable stores over the latest twelve months was $413;

— Comparable store sales decreased 2.2% in the third quarter, reflecting comparable store sales decreases in our Mexx Europe business, partially offset by increases in our Mexx Canada business.
Net sales for Lucky Brand were $109 million, an 11.5% increase compared to 2006, primarily driven by increases in retail and wholesale apparel.
— We ended the quarter with 159 specialty stores and 10 outlet stores, reflecting the net addition over the last 12 months of 32 specialty stores and 3 outlet stores;

— Average retail square footage in the third quarter was approximately 384 thousand square feet, a 27% increase compared to 2006;

— Sales per square foot for comparable stores over the latest twelve months was $642;

— Comparable store sales decreased 2.5% in the third quarter.

Net sales for Juicy Couture were $135 million, a 47.7% increase compared to 2006, primarily driven by increases in retail and wholesale non-apparel (including fragrance).
— We ended the quarter with 33 specialty stores and 13 outlet stores, reflecting the net addition over the last 12 months of 21 specialty stores and 9 outlet stores;

— Average retail square footage in the third quarter was approximately 125 thousand square feet, a 291% increase compared to 2006;

— Sales per square foot for comparable stores over the latest twelve months was $1,656;

— Comparable store sales increased 17.7% in the third quarter.
Net sales for Kate Spade (acquired December 2006) were $20 million.
— We ended the quarter with 23 specialty stores and 6 outlet stores;

— Average retail square footage in the third quarter was approximately 57 thousand square feet;

— Sales per square foot for comparable stores and comparable store sales metrics will not be applicable for Kate Spade until the first quarter of 2008.
Direct Brands segment operating income in the third quarter was $87 million (13.8% of net sales), compared to $83 million (15.5% of net sales) in 2006. Direct Brands segment adjusted operating income in the third quarter was $95 million (15.1% of net sales) compared to $90 million (16.9% of net sales) in 2006.
Partnered Brands
Net sales in our Partnered Brands segment in the third quarter were $634 million, decreasing $147 million, or 18.8%.
—	The $147 million net decrease in net sales in our Partnered Brands segment was primarily due to decreases in our Liz Claiborne, Sigrid Olsen, Claiborne, licensed DKNY® Jeans, First Issue, Monet, Dana Buchman, Enyce, Laundry and Axcess brands and the elimination of our Crazy Horse and CITY Unltd. brands, partially offset by the addition of our Liz & Co. brand and the launch of our licensed Usher fragrance.
Partnered Brands segment operating loss in the third quarter was $17 million ((2.7) % of net sales), compared to operating income of $70 million (9.0% of net sales) in 2006. Partnered Brands segment adjusted operating income in the third quarter was $23 million (3.5% of net sales) compared to $84 million (10.0% of net sales) in 2006.
NINE-MONTH RESULTS
Overall Results
Net sales for the nine months of 2007 decreased 1.3% to $3.455 billion, primarily due to decreases in our Partnered Brands segment, offset by increases in our Direct Brands segment. The addition of $59 million of sales from our Kate Spade brand (acquired December 2006) increased net sales by approximately 1.7% in the nine months of 2007. The impact of foreign currency exchange rates in our international businesses increased net sales by approximately $72 million, or 2.1%, in the nine months of 2007.

Net sales for our Direct Brands segment in the nine months of 2007 were as follows:
—	Mexx — $918 million, a 6.4% increase compared to last year. Excluding the impact of foreign currency exchange rates, net sales for Mexx were $855 million, a 0.7% decrease compared to last year.

—	Lucky Brand — $307 million, a 19.7% increase compared to last year.

—	Juicy Couture — $324 million, a 51.7% increase compared to last year.

—	Kate Spade (acquired December 2006) — $59 million.
Operating income was $131 million (3.8% of net sales) in the nine months of 2007 compared to $283 million (8.1% of net sales) in 2006. Adjusted operating income in the nine months of 2007, excluding the costs associated with our streamlining activities and the non-cash impairment charge, but including the results of discontinued operations, was $219 million (6.1% of adjusted net sales) in the nine months of 2007 compared to adjusted operating income of $363 million (9.9% of adjusted net sales) in 2006. The impact of foreign currency exchange rates in our international businesses increased operating income by approximately $5 million in the nine months of 2007.
Direct Brands segment operating income in the nine months of 2007 was $167 million (10.4% of net sales) compared to $142 million (10.6% of net sales) in 2006. Direct Brands segment adjusted operating income in the nine months of 2007 was $181 million (11.2% of net sales) compared to $157 million (11.8% of net sales) in 2006.
Partnered Brands segment operating loss in the nine months of 2007 was $36 million ((2.0%) of net sales) compared to operating income of $141 million (6.5% of net sales) in 2006. Partnered Brands segment adjusted operating income in the nine months of 2007 was $38 million (1.9% of adjusted net sales) compared to $206 million (8.8% of net sales) in 2006.
The income tax rate in the nine months of 2007 increased to 41.8% from 37.2% in 2006, primarily due to a shift in earnings to jurisdictions with higher statutory tax rates and the impact of discrete tax items in both domestic and foreign tax jurisdictions.
Net income in the nine months of 2007 decreased to $63 million from $182 million in 2006. Diluted EPS decreased 64.6% to $0.62 in the nine months of 2007 from $1.75 in 2006. Adjusted diluted EPS in 2007, excluding the expenses associated with our streamlining activities, the loss related to the disposition of our Emma James, Intuitions, J.H. Collectibles and Tapemeasure brands and the non-cash impairment charge, but including the results of discontinued operations were $1.10 compared to adjusted diluted EPS of $2.05 in 2006.
About Liz Claiborne Inc.
Liz Claiborne Inc. designs and markets an extensive range of branded women’s and men’s apparel, accessories and fragrance products. Our diverse portfolio of quality brands — available domestically and internationally via wholesale and retail channels — consistently meets the widest range of consumers’ fashion needs, from classic to contemporary, active to relaxed and denim to streetwear. For more information, visit http://www.lizclaiborneinc.com.
Forward-Looking Statement
Statements contained herein that relate to future events or the company’s future performance, including, without limitation, statements with respect to the company’s anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions. The company may change its intentions, belief or expectations at any time and without notice, based upon any change in the company’s assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond the Company’s control. Among the factors that could cause actual results to materially differ include: risks related to the reorganization of the company into two segments and the related realignment of the company’s management structure; risks associated with the company’s ability to attract and retain talented, highly qualified executives and other key personnel; risks associated with providing for the succession of senior management; risks associated with the company’s ability to execute on the long-term growth plan discussed in this release and during its July 11, 2007 investor conference; risks associated with the company’s ability to successfully execute on the strategic review of its brands designated for such review, including the risks associated with designating the appropriate brands for review, the risks associated with retaining key personnel working for such brands, and risks associated with appropriately valuing assets related to brands that may be identified for divestiture; risks associated with the company’s operation and expansion of its specialty retail business, including the ability to successfully expand the specialty retail store base of its Direct Brands segment; risks associated with the company’s ability to achieve greater collaboration with its wholesale customers; risks associated with the company’s ability to achieve projected cost savings; risks associated with the continuing challenging retail and macro-economic conditions, including the levels of consumer confidence and discretionary spending and the levels of customer traffic within department stores, malls and other shopping and selling environments; risks related to the company’s ability to successfully continue to evolve its supply chain system, including its product development, sourcing, logistics and technology functions, to reduce product cycle-time and costs and meet customer demands and the requirements of the projected growth in the company’s specialty retail business; risks associated with selling the company’s Liz & Co. and Concepts by Claiborne brands outside of better department stores; risks associated with the company’s dependence on sales to a limited number of large United States department store customers; the impact of consolidation among one or more of the company’s larger customers, such as the merger between Federated Department Stores, Inc. and The May Department Store Company; risks related to retailer and consumer acceptance of the company’s products; risks associated with the possible failure of the company’s unaffiliated manufacturers to manufacture and deliver products in a timely manner, to meet quality standards or to comply with company policies regarding labor practices or applicable laws or regulations; risks related to the company’s ability to adapt to and compete effectively in the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products, as well as lowered barriers to entry; risks associated with the company’s ability to maintain and enhance favorable brand recognition; risks associated with the company’s ability to correctly balance the level of its commitments with actual orders; risks associated with the company’s ability to identify appropriate business development opportunities; risks associated with acquisitions and new product lines and markets, including risks relating to integration of acquisitions, retaining and motivating key personnel of acquired businesses and achieving projected or satisfactory levels of sales, profits and/or return on investment; risks associated with any significant disruptions in the company’s relationship with its employees; risks associated with changes in social, political, economic, legal and other conditions affecting foreign operations, sourcing or international trade, including the impact of foreign currency exchange rates, and currency devaluations in countries in which the company sources product; risks associated with war, the threat of war and terrorist activities; work stoppages or slowdowns by suppliers or service providers; risks relating to protecting and managing intellectual property; and such other economic, competitive, governmental and technological factors affecting the company’s operations, markets, products, services and prices and such other factors as are set forth in our 2006 Annual Report on

Form 10-K and in our 2007 Second and Third Quarter Quarterly Reports on Form 10-Q, including, without limitation, those set forth under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure.” The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial tables follow

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands, except per common share data)
(Unaudited)

	13 weeks ended	% of	13 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
Net Sales	$1,262,895	100.0%	$1,313,848	100.0%
Cost of goods sold	652,804	51.7%	679,650	51.7%

Gross Profit	610,091	48.3%	634,198	48.3%

Selling, general & administrative expenses	528,058	41.8%	481,044	36.6%

Trademark impairment	12,300	1.0%	—	—

Operating Income	69,733	5.5%	153,154	11.7%

Other income (expense), net	(1,519)	(0.1%)	24	0.0%

Interest expense, net	(11,739)	(0.9%)	(10,903)	(0.8%)

Income Before Provision for Income Taxes	56,475	4.5%	142,275	10.8%

Provision for income taxes	23,569	1.9%	51,907	4.0%

Income from Continuing Operations	32,906	2.6%	90,368	6.9%

Income from discontinued operations, net of tax	2,613		4,802

Loss on disposal of discontinued operations, net of tax	(2,468)		—

Net Income	$33,051		$95,170

Earnings per Share:
Basic
Income from Continuing Operations	$0.33		$0.90
Income from discontinued operations, net of tax	0.02		0.04
Loss on disposal of discontinued operations, net of tax	(0.02)		—

Net Income	$0.33		$0.94

Diluted
Income from Continuing Operations	$0.33		$0.88
Income from discontinued operations, net of tax	0.02		0.05
Loss on disposal of discontinued operations, net of tax	(0.02)		—

Net Income	$0.33		$0.93

Weighted Average Shares, Basic	99,820		100,868
Weighted Average Shares, Diluted	100,700		102,384

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.06		$0.06

LIZ CLAIBORNE INC.
CONSOLIDATED STATEMENTS OF INCOME
(All amounts in thousands, except per common share data)
(Unaudited)

	39 weeks ended	% of	39 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
Net Sales	$3,455,057	100.0%	$3,499,283	100.0%
Cost of goods sold	1,790,491	51.8%	1,808,659	51.7%

Gross Profit	1,664,566	48.2%	1,690,624	48.3%

Selling, general & administrative expenses	1,521,559	44.0%	1,408,067	40.2%

Trademark impairment	12,300	0.4%	—	—

Operating Income	130,707	3.8%	282,557	8.1%

Other income (expense), net	(1,874)	(0.1%)	3,080	0.1%

Interest expense, net	(30,126)	(0.9%)	(26,641)	(0.8%)

Income Before Provision for Income Taxes	98,707	2.9%	258,996	7.4%

Provision for income taxes	41,303	1.2%	96,225	2.7%

Income from Continuing Operations	57,404	1.7%	162,771	4.7%

Income from discontinued operations, net of tax	7,944		18,751

Loss on disposal of discontinued operations, net of tax	(2,468)		—

Net Income	$62,880		$181,522

Earnings per Share:
Basic
Income from Continuing Operations	$0.57		$1.59
Income from discontinued operations, net of tax	0.07		0.18
Loss on disposal of discontinued operations, net of tax	(0.02)		—

Net Income	$0.62		$1.77

Diluted
Income from Continuing Operations	$0.56		$1.57
Income from discontinued operations, net of tax	0.08		0.18
Loss on disposal of discontinued operations, net of tax	(0.02)		—

Net Income	$0.62		$1.75

Weighted Average Shares, Basic	101,157		102,277
Weighted Average Shares, Diluted	102,219		103,726

Supplemental Information:
Dividends Paid per Common Share (Rounded to the nearest penny)	$0.17		$0.17

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(All amounts in thousands, except per common share data)
(Unaudited)
The following tables provide reconciliations of Net Income to Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations and of Operating Income to Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations.

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net Income	$33,051	$95,170	$62,880	$181,522
Loss on disposal of discontinued operations, net of tax	2,468	—	2,468	—

Net Income, Excluding Loss on Disposal of Discontinued Operations, Net of Tax	35,519	95,170	65,348	181,522

Streamlining initiatives (1)	32,105	12,940	62,732	49,588
Trademark impairment (2)	12,300	—	12,300	—
Provision for income taxes	(16,626)	(4,736)	(28,030)	(18,496)

Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$63,298	$103,374	$112,350	$212,614

Operating Income	69,733	153,154	130,707	282,557
Streamlining initiatives (1)	32,105	12,940	62,732	49,588
Trademark impairment (2)	12,300	—	12,300	—
Operating income of discontinued operations(3)	4,276	7,836	13,002	30,591

Operating Income Excluding Streamlining Initiatives and Trademark Impairment, but Including Discontinued Operations	118,414	173,930	218,741	362,736

Interest expense, net	11,739	10,903	30,126	26,641
Other (income) expense, net	1,519	(24)	1,874	(3,080)
Provision for income taxes	(41,858)	(59,677)	(74,391)	(126,561)

Net Income, Excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$63,298	$103,374	$112,350	$212,614

Basic Earning per Common Share, excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$0.63	$1.02	$1.11	$2.08

Diluted Earnings per Common Share, excluding Streamlining Initiatives, Trademark Impairment and Loss on Disposal of Discontinued Operations	$0.63	$1.01	$1.10	$2.05

(1)	The Company announced its streamlining initiatives in February 2006, October 2006 and July 2007. In the 13 weeks ended September 29, 2007, the Company recorded expenses of $21.6 million related to payroll, lease terminations and asset write-downs, $8.6 million of realignment-related expenses and losses of $1.9 million related to store closures (aggregating $20.3 million after tax, or $0.20 per share). In the 13 weeks ended September 30, 2006, the Company recorded expenses related to its streamlining initiatives of $12.9 million ($8.2 million after tax, or $0.08 per share). In the 39 weeks ended September 29, 2007, the Company recorded expenses of $48.8 million related to payroll, lease terminations and asset write-downs, $8.6 million of realignment-related expenses and losses of $5.3 million related to store closures (aggregating $39.5 million after tax, or $0.39 per share). In the 39 weeks ended September 30, 2006, the Company recorded expenses related to its streamlining initiatives of $49.6 million ($31.1 million after tax, or $0.30 per share).

(2)	Represents a non-cash impairment charge of $12.3 million ($7.5 million after tax, or $0.07 per share in the 13 and 39 weeks ended September 29, 2007) related to the Ellen Tracy trademark, which resulted from a decline in future anticipated cash flows of the Ellen Tracy brand.

(3)	On October 4, 2007, the Company completed the sale of its EMMA JAMES, INTUITIONS, J.H. COLLECTIBLES and TAPEMEASURE brands. The income associated with the operations of these brands in the 13 and 39 weeks ended September 29, 2007 was $4,276 ($2,613 after tax or $0.02 per share) and $13,002 ($7,944 after tax or $0.08 per share), respectively. The income associated with the operations of these brands in the 13 and 39 weeks ended September 30, 2006 was $7,836 ($4,802 after tax or $0.05 per share) and $30,591 ($18,751 after tax or $0.18 per share), respectively. The after tax amounts are included in our income statement under the caption “Income from discontinued operations, net of tax”.

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands)
(Unaudited)

	September 29,	September 30,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$111,634	$99,940
Marketable securities	406	8,864
Accounts receivable – trade, net	663,197	735,387
Inventories, net	725,802	675,660
Deferred income taxes	91,396	67,393
Other current assets	155,165	130,951
Assets held for sale	19,360	—

Total current assets	1,766,960	1,718,195

Property and Equipment, Net	583,343	521,641
Goodwill and Intangibles, Net	1,453,581	1,310,226
Other Assets	21,890	12,637

Total Assets	$3,825,774	$3,562,699

Liabilities and Stockholders’ Equity
Current Liabilities	$1,057,782	$706,307
Long-Term Debt	520,749	677,171
Other Non-Current Liabilities	113,933	70,887
Deferred Income Taxes	71,821	63,809
Minority Interest	3,510	2,970
Stockholders’ Equity	2,057,979	2,041,555

Total Liabilities and Stockholders’ Equity	$3,825,774	$3,562,699

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands)
(Unaudited)

	Nine Months Ended
	(39 Weeks)	(39 Weeks)
	September 29, 2007	September 30, 2006
Cash Flows from Operating Activities:
Net income	$62,880	$181,522
Adjustments to arrive at income from continuing operations	(5,476)	(18,751)

Income from continuing operations	57,404	162,771

Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Depreciation and amortization	114,808	100,915
Trademark impairment	12,300	—
Streamlining initiatives; asset write-down	19,052	13,244
Gain on sale of equity instrument	(364)	(3,583)
Deferred income taxes	9,478	(8,504)
Share-based compensation	16,746	19,192
Tax benefit on exercise of stock options	5,603	4,532
Other, net	(495)	(73)
Change in assets and liabilities, exclusive of acquisitions:
Increase in accounts receivable – trade, net	(146,777)	(302,224)
Increase in inventories, net	(131,810)	(123,305)
Increase in other current and non-current assets	(6,421)	(13,033)
Increase in accounts payable	5,543	50,585
(Decrease) increase in accrued expenses	(43,513)	19,032
(Decrease) increase in income taxes payable	(23,123)	23,441
Net cash provided by operating activities of discontinued operations	5,702	18,982

Net cash used in operating activities	(105,867)	(38,028)

Cash Flows from Investing Activities:
Purchase of investment instruments	(40)	(107)
Sales of investment instruments	9,616	8,054
Purchases of property and equipment	(112,455)	(112,612)
Proceeds from sales of property and equipment	1,410	—
Purchases of new businesses and payment of related debt	(49,512)	(143,487)
Payments for in-store merchandise shops	(4,584)	(8,914)
Other, net	512	(465)
Net cash used in investing activities of discontinued operations	(3)	(39)

Net cash used in investing activities	(155,056)	(257,570)

LIZ CLAIBORNE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands)
(Unaudited)

	Nine Months Ended
	(39 Weeks)	(39 Weeks)
	September 29, 2007	September 30, 2006
Cash Flows from Financing Activities:
Short term borrowings, net	432,144	7,206
Principal payments under capital lease obligations	(4,288)	(2,524)
Commercial paper, net	(82,075)	232,466
Proceeds from exercise of common stock options	42,726	35,136
Purchase of common stock	(181,616)	(174,071)
Dividends paid	(17,102)	(17,394)
Excess tax benefits related to stock options	2,410	844
Proceeds from issuance of 5% euro Notes	—	445,099
Repayment of 6.625% euro Notes	—	(449,505)
Other, net	(1,076)	323

Net cash provided by financing activities	191,123	77,580

Effect of exchange rate changes on cash and cash equivalents	(4,211)	(10,569)

Net Change in Cash and Cash Equivalents	(74,011)	(228,587)
Cash and Cash Equivalents at Beginning of Period	185,645	328,527

Cash and Cash Equivalents at End of Period	$111,634	$99,940

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	13 weeks ended	% to	13 weeks ended	% to
	September 29, 2007	Total	September 30, 2006	Total
NET SALES:
Direct Brands	$628,705	49.8%	$532,742	40.5%
Partnered Brands	634,190	50.2%	781,106	59.5%

Total Net Sales	$1,262,895	100.0%	$1,313,848	100.0%

	13 weeks ended	% of	13 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
OPERATING INCOME:
Direct Brands	$87,046	13.8%	$82,772	15.5%
Partnered Brands	(17,313)	(2.7%)	70,382	9.0%

Total Operating Income	$69,733	5.5%	$153,154	11.7%

	13 weeks ended	% to	13 weeks ended	% to
	September 29, 2007	Total	September 30, 2006	Total
NET SALES:
Domestic	$842,673	66.7%	$906,576	69.0%
International	420,222	33.3%	407,272	31.0%

Total Net Sales	$1,262,895	100.0%	$1,313,848	100.0%

	13 weeks ended	% of	13 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
OPERATING INCOME:
Domestic	$25,981	3.1%	$105,105	11.6%
International	43,752	10.4%	48,049	11.8%

Total Operating Income	$69,733	5.5%	$153,154	11.7%

LIZ CLAIBORNE INC.
SEGMENT REPORTING
(All dollar amounts in thousands)
(Unaudited)

	39 weeks ended	% to	39 weeks ended	% to
	September 29, 2007	Total	September 30, 2006	Total
NET SALES:
Direct Brands	$1,608,376	46.6%	$1,332,965	38.1%
Partnered Brands	1,846,681	53.4%	2,166,318	61.9%

Total Net Sales	$3,455,057	100.0%	$3,499,283	100.0%

	39 weeks ended	% of	39 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
OPERATING INCOME:
Direct Brands	$166,871	10.4%	$141,752	10.6%
Partnered Brands	(36,164)	(2.0%)	140,805	6.5%

Total Operating Income	$130,707	3.8%	$282,557	8.1%

	39 weeks ended	% to	39 weeks ended	% to
	September 29, 2007	Total	September 30, 2006	Total
NET SALES:
Domestic	$2,366,461	68.5%	$2,465,153	70.4%
International	1,088,596	31.5%	1,034,130	29.6%

Total Net Sales	$3,455,057	100.0%	$3,499,283	100.0%

	39 weeks ended	% of	39 weeks ended	% of
	September 29, 2007	Sales	September 30, 2006	Sales
OPERATING INCOME:
Domestic	$62,328	2.6%	$215,903	8.8%
International	68,379	6.3%	66,654	6.4%

Total Operating Income	$130,707	3.8%	$282,557	8.1%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales excluding Store Closure Adjustments, but including Discontinued Operations and Operating Income to Adjusted Operating Income excluding Trademark Impairment and Streamlining Initiatives, but including Discontinued Operations:
13 weeks ended September 29, 2007

	Direct	Partnered
	Brands	Brands	Total
Net Sales:

As Reported	$628,705	$634,190	$1,262,895

Store Closure Adjustments	—	(1,930)	(1,930)

Discontinued Operations	—	40,828	40,828

Adjusted Net Sales	$628,705	$673,088	$1,301,793

Operating Income:
As Reported	$87,046	$(17,313)	$69,733

Trademark Impairment	—	12,300	12,300

Streamlining Initiatives	7,910	24,195	32,105

Discontinued Operations	—	4,276	4,276

Adjusted Operating Income	$94,956	$23,458	$118,414

% of Adjusted Net Sales	15.1%	3.5%	9.1%
13 weeks ended September 30, 2006

	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$532,742	$781,106	$1,313,848

Store Closure Adjustments	—	—	—

Discontinued Operations	—	55,662	55,662

Adjusted Net Sales	$532,742	$836,768	$1,369,510

Operating Income:
As Reported	$82,772	$70,382	$153,154

Streamlining Initiatives	7,370	5,570	12,940

Discontinued Operations	—	7,836	7,836

Adjusted Operating Income	$90,142	$83,788	$173,930

% of Adjusted Net Sales	16.9%	10.0%	12.7%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales excluding Store Closure Adjustments, but including Discontinued Operations and Operating Income to Adjusted Operating Income excluding Trademark Impairment and Streamlining Initiatives, but including Discontinued Operations:
39 weeks ended September 29, 2007

	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$1,608,376	$1,846,681	$3,455,057

Store Closure Adjustments	—	(12,959)	(12,959)

Discontinued Operations	—	132,347	132,347

Adjusted Net Sales	$1,608,376	$1,966,069	$3,574,445

Operating Income:
As Reported	$166,871	$(36,164)	$130,707

Trademark Impairment	—	12,300	12,300

Streamlining Initiatives	13,810	48,922	62,732

Discontinued Operations	—	13,002	13,002

Adjusted Operating Income	$180,681	$38,060	$218,741

% of Adjusted Net Sales	11.2%	1.9%	6.1%
39 weeks ended September 30, 2006

	Direct	Partnered
	Brands	Brands	Total
Net Sales:
As Reported	$1,332,965	$2,166,318	$3,499,283

Store Closure Adjustments	—	—	—

Discontinued Operations	—	166,467	166,467

Adjusted Net Sales	$1,332,965	$2,332,785	$3,665,750

Operating Income:
As Reported	$141,752	$140,805	$282,557

Streamlining Initiatives	15,132	34,456	49,588

Discontinued Operations	—	30,591	30,591

Adjusted Operating Income	$156,884	$205,852	$362,736

% of Adjusted Net Sales	11.8%	8.8%	9.9%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales excluding Store Closure Adjustments, but including Discontinued Operations and Operating Income to Adjusted Operating Income excluding Trademark Impairment and Streamlining Initiatives, but including Discontinued Operations:
13 weeks ended September 29, 2007

	Domestic	International	Total
Net Sales:
As Reported	$842,673	$420,222	$1,262,895

Store Closure Adjustments	(1,930)	—	(1,930)

Discontinued Operations	40,828	—	40,828

Adjusted Net Sales	$881,571	$420,222	$1,301,793

Operating Income:
As Reported	$25,981	$43,752	$69,733

Trademark Impairment	12,300	—	12,300

Streamlining Initiatives	23,076	9,029	32,105

Discontinued Operations	4,276	—	4,276

Adjusted Operating Income	$65,633	$52,781	$118,414

% of Adjusted Net Sales	7.4%	12.6%	9.1%
13 weeks ended September 30, 2006

	Domestic	International	Total
Net Sales:
As Reported	$906,576	$407,272	$1,313,848

Store Closure Adjustments	—	—	—

Discontinued Operations	55,662	—	55,662

Adjusted Net Sales	$962,238	$407,272	$1,369,510

Operating Income:
As Reported	$105,105	$48,049	$153,154

Streamlining Initiatives	5,181	7,759	12,940

Discontinued Operations	7,836	—	7,836

Adjusted Operating Income	$118,122	$55,808	$173,930

% of Adjusted Net Sales	12.3%	13.7%	12.7%

LIZ CLAIBORNE INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
SEGMENT REPORTING
(All amounts in thousands)
(Unaudited)
The following is a reconciliation of Net Sales to Adjusted Net Sales excluding Store Closure Adjustments, but including Discontinued Operations and Operating Income to Adjusted Operating Income excluding Trademark Impairment and Streamlining Initiatives, but including Discontinued Operations:
39 weeks ended September 29, 2007

	Domestic	International	Total
Net Sales:
As Reported	$2,366,461	$1,088,596	$3,455,057

Store Closure Adjustments	(12,959)	—	(12,959)

Discontinued Operations	132,347	—	132,347

Adjusted Net Sales	$2,485,849	$1,088,596	$3,574,445

Operating Income:
As Reported	$62,328	$68,379	$130,707

Trademark Impairment	12,300	—	12,300

Streamlining Initiatives	46,710	16,022	62,732

Discontinued Operations	13,002	—	13,002

Adjusted Operating Income	$134,340	$84,401	$218,741

% of Adjusted Net Sales	5.4%	7.8%	6.1%
39 weeks ended September 30, 2006

	Domestic	International	Total
Net Sales:
As Reported	$2,465,153	$1,034,130	$3,499,283

Store Closure Adjustments	—	—	—

Discontinued Operations	166,467	—	166,467

Adjusted Net Sales	$2,631,620	$1,034,130	$3,665,750

Operating Income:
As Reported	$215,903	$66,654	$282,557

Streamlining Initiatives	32,591	16,997	49,588

Discontinued Operations	30,591	—	30,591

Adjusted Operating Income	$279,085	$83,651	$362,736

% of Adjusted Net Sales	10.6%	8.1%	9.9%